稅務局
印花稅署
香港九龍啟德協調道5號稅務中心1樓

電話號碼 Tel. No.: 2594 3201
傳真號碼 Fax No.: 2519 6740

INLAND REVENUE DEPARTMENT
STAMP OFFICE
1/F, Inland Revenue Centre, 5 Concorde Road,
Kai Tak, Kowloon, Hong Kong.
網址 Web site : www.ird.gov.hk
電郵 E-mail : taxsdo@ird.gov.hk

印花證明書 STAMP CERTIFICATE

此印花證明書是按《印花稅條例》發出，具有與傳統印花相等的法律地位

This stamp certificate is issued under the Stamp Duty Ordinance and has the same legal status as conventional stamp

(此證明書必須夾附於下列文書上，作為已加蓋印花的證明。This certificate must be attached to the instrument shown below as evidence of stamping.)

HONG KONG
印花 香港
$5
STAMP DUTY PAID

文書編號 Instrument Ref. No.:	1-24-252337-0-1-2
文書性質 Nature of Instrument:	租約 Lease
文書簽立日期 Date of Instrument:	03/01/2024 (日 Day / 月 Month / 年 Year)
每月租金 Monthly Rent:	$10,800.00
年期 Term (如適用 If applicable):	由 From: 15/12/2023 至 To: 14/12/2025
物業地址 Property Address:	Parking Spaces No.2045 and No.2046 B2/F The Center No.99 Queen's Road Central HK
有關人士姓名及身份 Name and capacity of parties:	**<u>業主 Landlord(s):</u>** (1) Hip Shing Hong (Agency) Limited **<u>租客 Tenant(s):</u>** (1) Fundergo Limited

茲證明上述文書已加蓋印花 / 簽註如下:

This is to certify that the above instrument is stamped / endorsed as below:

印花證明書編號 Stamp Certificate No.	: 24-1-0489989-8
加蓋印花日期 Date of Stamping	: 04/01/2024 (日Day/月Month/年Year)
已付印花稅 Stamp Duty Paid	: $5.00
付款方式 Payment Method	:支票 Cheque

簽註/表明 Endorsement / Denotation:

- 複本或對應本；文書正本已加蓋印花
  Duplicate or Counterpart; Original stamped with:
  $648.00

印花稅署署長 譚大鵬

TAM Tai-pang
Collector of Stamp Revenue

你可於 <u>www.gov.hk/estamping</u> 核對此證明書的真確性

You may check the authenticity of this certificate at <u>www.gov.hk/estamping</u>





License Agreement

Relax & Enjoy !


Coffee



協成行發展有限公司
HIP SHING HONG (HOLDINGS) COMPANY LIMITED

Date this day of -3 JAN 2024 2023.

HIP SHING HONG (AGENCY) LIMITED

and

Fundergo Limited

LICENCE AGREEMENT

in respect of

Parking Spaces No.2045 and No.2046, B2/F.,
The Center,
No.99 Queen's Road Central,
Hong Kong

PARTICULARS
(Subject to terms and conditions of the Agreement)

COLUMN 1	COLUMN 2
Date of Agreement	-3 JAN 2024
Licensor	Hip Shing Hong (Agency) Limited, the authorized Agent for Y.W. Fong Continuation Limited whose respective registered offices are all situated at 23rd Floor, Hip Shing Hong Centre, No.55 Des Voeux Road Central, Central, Hong Kong. Tel : 2521-2246
Licensee	Fundergo Limited whose principal place of business is situated at 10/F., Tai Sang Bank Building, 130-132 Des Voeux Road Central, Central, Hong Kong. Tel : 5588-8233 Contact Person : ALICE
Parking Space	All that Parking Spaces No.2045 and No.2046, B2/F., The Center, No.99 Queen's Road Central, Hong Kong which is for the purpose of identification only shown coloured pink on the plan annexed hereto.
Term	Two years from 15th December 2023 to 14th December 2025 (both days inclusive).
Rent-free Period	N.A.
Licence Commencement Date	15th day of December 2023
Licence Fee	HONG KONG DOLLARS TEN THOUSAND AND EIGHT HUNDRED ONLY (HK$10,800.00) per calendar month.
Rates	Paid by the Licensor.
Management fee	Paid by the Licensor.
Licence Fee Payment Days	1st day of each and every calendar month
Security Deposits	HK$10,800.00 being licence fee deposit.
Permitted Use	For the purpose of car parking only.
Hours of Air-conditioning Supply	N.A.
Break Clause	Refer to Clause 7 hereof.

THIS AGREEMENT is made on the date stated as the Date of Agreement in the Particulars BETWEEN (1) the Licensor and (2) the Licensee

WHEREBY IT IS AGREED as follows :-

1. In this Agreement the following expressions have the following meanings :-

(a) expressions in Column 1 of the preceding table hereof have the meanings assigned to them by Column 2 thereof;

(b) the Licensor includes its successors in title.

2. The Licensor shall let the Licensee to use all that parking spaces/ No.2045 and No.2046, B2/F., The Center, No.99 Queen's Road Central, Hong Kong ("the said building") and are hereinafter called "the said parking space" and this term shall where applicable mean those parking spaces for the time being let to the Licensee and subject to the terms of this Licence.

TOGETHER with the use in common with the Licensor and all other persons having the right to use or pass from the driveways of the said parking space in the said building so far as the same are necessary to the enjoyment of the said parking space for the term and at the Licence fee set out in the Particulars.

3. The Licensee to the intent that the obligations may continue throughout the term hereby agrees with the Licensor in the manner following that is to say :-

(a) To pay the Licence fee on the day and in manner aforesaid without any deduction.

(b) To pay to the Licensor on the execution of this Licence the security deposits as set out in the preceding table for securing the due performance and observance of the terms and conditions herein contained and on the part of the Licensee to be performed and observed. Such deposit shall remain deposited with the Licensor throughout the term hereby created and shall be refundable to the Licensee as hereinafter provided without interest.

4. The Licensor hereby agree with the Licensee as follows :-

(a) To pay the Government Rent, Rates, management fee and Property Tax payable in respect of the said Parking space.

(b) That the Licensee paying the charges hereby reserved and observing and performing the several conditions herein on its part contained shall peaceably and quietly hold and enjoy the said Parking space during the said term hereby created without any interruption by the Licensor or any person or persons or company or corporation or any person claiming through under or in trust for the Licensor.

5. The Licensee hereby agrees to the following provisions and rules for the hiring of the said parking space :-

(a) If the Licensee shall fail to pay the Licence fee fifteen days after it becomes due the Licensor shall have the right to terminate this Agreement with immediately effect and give to the Licensor the absolute right to tow away any car parked in the said parking space at Licensee's cost without being responsible for any damage or injury caused thereby.

(b) The Licensee may not transfer part with or lend the said parking space or park its car outside the said parking space.

(c) In case of change of the Licensee's vehicle or the vehicle's number the Licensee shall notify the Licensor of such change in writing.

(d) The Licensee or the driver employed by the Licensee to use the parking space shall obey all signs and signals exhibited in car park for the direction and regulation of motor vehicles therein and shall not park his vehicle so as to cause any obstruction to other users or to the movement of other vehicles.

(e) The Licensee shall pay on demand to the Licensor the reasonable cost incurred by the Licensor in cleansing and clearing any of the stains, refuse or debris on the said parking space.

(f) The said parking space may not be used as storage or living quarters nor shall any unauthorized persons be allowed to be inside the car park. Smoking, gambling or cars cleaning and repairing are prohibited in the car park. No combustible, hazardous or unlawful goods are allowed to be stored inside the car park.

(g) The Licensor shall not be responsible for any injury or damage caused to any motor vehicle or to any person or property by the other car park users or others or for the loss or theft of any motor vehicle or of article therein.

(h) The Licensee shall be responsible for any violation by the licensee its servants or agents of any of these regulations or other regulations which may be in force from time to time.

(i) The Licensee shall observe other rules subject to the conditions laid down in the Road Traffic (Parking and Waiting) Regulations 1958 Hong Kong.

(j) The Licensee shall indemnify the Licensor against all claims demands, actions and legal proceedings whatsoever made upon the Licensor in respect of violation of the term and conditions herein contained by the Licensee, its servants or agents.

(k) The Licensor shall not be liable for any injury to the Licensee, its servants licensees or invitees caused by any defect in or by the defective or negligent working of any lift in the said building.

(l) The Licensee shall not erect any illegal structure and shall obey and comply with and carry out at Licensee's sole cost and expenses all building orders, which shall have been issued by the Building Department or any government department at any time during the Term demanding rectification works to be carried out on the parking space.

6. IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows :-

(a) If the fees hereby agreed to be paid or any part thereof shall be unpaid for fifteen days after the same shall become payable (whether legally or formally demand or not) or if the Licensee shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Licensee's part to be observed and perform then and in any such case it shall be lawful for the Licensor at any time

thereafter to re-enter on the said parking space or any part of them in the name of the whole whereupon this Licence shall absolutely cease and determine and the deposit so paid hereunder shall be forfeited to the Licensor as and for liquidated damages but without prejudice to any right of action by the Licensor in respect of any outstanding breach or non-observance or non-performance herein contained and on the Licensee's part to be observed and performed.

(c) The deposit paid to the Licensor as security as aforesaid shall be retained by the Licensor throughout the said term free of any interest to the Licensee with power for the Licensor without prejudice to any other right or remedy hereunder to forfeit the same as herein provided. Subject as aforesaid the said deposit shall be refunded to the Licensee by the Licensor within 30 days after expiration or sooner determination of the Licence and the delivery of vacant possession of the said parking space to the Licensor whichever is the later.

7. In the event either the Licensee or the Licensor wishes to terminate this Agreement after 12 months/ of the term, and provided that if the Licensee exercises its right under this clause, the Licensee shall have observed and performed all its obligation under this Agreement, either party may serve upon the other party a one month's/ written notice in advance to the effect that upon expiration of such notice, this Agreement shall be terminated and the Licensee shall forthwith remove his vehicles from the said parking spaces but without prejudice to the rights and remedies of either parties against the other in respect of any antecedent claims or breach of agreement. For the avoidance of doubt, such notice can only be served after 14/12/2024.

8. This Licence may be terminated forthwith by notice given by the Licensor :

(a) if the Licensee shall have failed for a period of 3 days to remedy any breach (capable of remedy) of any stipulations and conditions herein contained after being required to remedy the same by notice in writing from the Licensor specifying the breach and requiring the same to be remedied; or

(b) on any breach by the Licensee of the stipulations and conditions herein contained which is in the opinion of the Licensor incapable of being remedied and is stated to be so in the notice giving by the Licensor.

(c) if the Parking Space or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Licensor or if at any time during the continuance of this Licence the Building shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the Building where the Parking Space forms part.

9. Any person or entity who is not a party to this Agreement (save and except the authorized agents of the Licensor) shall have no rights under the Contracts (Right of Third Parties) Ordinance (Cap 623 of the Laws of Hong Kong) to enforce any terms of this Agreement.

As Witness the hands of the parties hereto the day and year first above written.

Signed by:)

for and on behalf of)
the Licensor)
in the presence of:)

For and on behalf of
HIP SHING HONG (AGENCY) LTD.

Director(s)

Signed by: Fundergo Ltd.)

Name: Leung Wai Kan)
Title: Director)

for and on behalf of)
the Licensee)
in the presence of:)

For and on behalf of
Fundergo Limited

Authorized Signature(s)

Vehicle type)

Vehicle Licence) YE5497 & MNC

Telephone number) 2398 9100

R E C E I V E D on the day and year first above written the sum of HONG KONG DOLLARS TEN THOUSAND AND EIGHT HUNDRED ONLY being the deposit above expressed to be paid by the Licensee to the Licensor hereunder.

HK$10,800.00
============

For and on behalf of
HIP SHING HONG (AGENCY) LTD.

Director(s)

I.L.8827


DES VOEUX ROAD CENTRAL
GILMAN'S BAZAAR
JUBILEE STREET
QUEEN'S ROAD CENTRAL
ANCILLARY CAR PARK
DRIVEWAY
G
GREEN - COMMON AREAS AND FACILITIES
CAR PARKING SPACES

2ND BASEMENT PLAN
(BELOW QUEEN'S ROAD LEVEL)

WONG MING-YIM
BA(AS)(HK),BArch(BATH),HKIA,RIBA,ARAIA,
AP(LIST 1), Registered Architect

NOTE: THE DRAWING IS FOR IDENTIFICATION ONLY.

DLN ARCHITECTS LIMITED
劉榮廣伍振民建築師有限公司